Exhibit (a)(16)

Novell, Inc.

A Guide to Issues in Germany

The following is a general summary of the tax consequences of the Offer to Amend or Replace Eligible Options for individuals subject to tax in Germany. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible participants. Please note that tax laws change frequently and occasionally on a retroactive basis.

This summary also includes other country specific requirements that may affect your participation in the Offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Cash Bonus

You will be subject to tax on any Cash Bonus received pursuant to the Offer.

Amendment of Eligible Options

You will likely not be subject to tax at the time you accept the Offer and your Eligible Options are amended. Please note, however, that the result is not completely certain.

Cancellation and Grant of New Options

You will likely not be subject to tax at the time you accept the Offer and your Eligible Options are cancelled and replaced with New Options. Please note, however, that the result is not completely certain.

Exercise of Amended/New Options

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise your options. You will be taxed on the difference (or spread) between the fair market value of the shares at exercise and the exercise price. You will also be subject to church tax and a solidarity surcharge on your income tax liability.

Pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz), you may be able to deduct from the spread per calendar year the lesser of (1) €135, and (2) 50% of the value of the shares acquired upon exercise, because this income results from the purchase of stock in your employer’s parent company. You should consult with your personal tax advisor to determine if this deduction applies to your specific situation.

Sale of Shares

When you subsequently sell any shares acquired under the Plans, you will not be subject to capital gains tax provided: (1) you own the shares for at least 12 months; (2) you do not own 1% or more of Novell’s stated capital (and have not owned 1% or more at any time in the last five years); and (3) the shares are not held as business assets.

(Please note that, starting in 2008, the exemption from capital gains tax described above may be abolished in which case you will be subject to capital gains tax upon the sale of shares.)

If you are subject to capital gains tax, the taxable amount will be one-half of the gain (calculated as the sale price less the fair market value of the shares at exercise), less one-half of any sales-related expenses. Furthermore, you will be subject to tax only if your total capital gain exceeds €511 in the relevant tax year. If this threshold is exceeded, you will be taxed on the full gain (and not only the gain in excess of €511).

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise your options. You are responsible for including any benefits realized under the Plans in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends, if any.

Other

Exchange Controls

For statistical purposes, the German Federal Bank requires that you file reports for any of the following occurrences: (i) cross-border transactions in excess of €12,500; and (ii) any receivables on monetary claims against a person or entity residing outside of Germany in excess of €5,000,000.

Novell, Inc.

A Guide to Issues in the Netherlands

The following is a general summary of the tax consequences of the Offer to Amend or Replace Eligible Options for individuals subject to tax in the Netherlands. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible participants. Please note that tax laws change frequently and occasionally on a retroactive basis.

This summary also includes other country specific requirements that may affect your participation in the Offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Cash Bonus

You will be subject to tax on any Cash Bonus received pursuant to the Offer.

Amendment of Eligible Options

You will likely not be subject to tax at the time you accept the Offer and your Eligible Options are amended. Please note, however, that the result is not completely certain.

Cancellation and Grant of New Options

You will likely not be subject to tax at the time you accept the Offer and your Eligible Options are cancelled and replaced with New Options. Please note, however, that the result is not completely certain.

Exercise of Amended/New Options

When you exercise your options, you will likely be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable wage ceiling) on the difference between the fair market value of the shares on the date of exercise and the exercise price.

Sale of Shares

If you hold shares after exercise, you will not be subject to tax when you sell those shares, provided that you own less than 5% of Novell’s shares.

Withholding and Reporting

Your employer is required to report and withhold income tax and social insurance contributions (unless the applicable wage ceiling has been met) due at exercise. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax. It is also your responsibility to report any income derived from exercise of the options on your personal income tax return and to report and pay any investment tax due.

Other

Annual Investment Tax

Investment yield tax (Box III) applies at an effective rate of 1.2% of the average value of all of your assets (including shares acquired upon the exercise of your Novell option) held during the previous calendar year, subject to an annual exemption. It is your responsibility to pay any investment tax due.

Due to local tax considerations, your Amended and New Options must be exercised through a cashless sell-all exercise.

Novell, Inc.

A Guide to Issues in Switzerland

The following is a general summary of the tax consequences of the Offer to Amend or Replace Eligible Options for individuals subject to tax in Switzerland. This summary is general in nature and does not discuss all of the tax consequences (including cantonal variations) that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible participants. Please note that tax laws change frequently and occasionally on a retroactive basis.

This summary also includes other country specific requirements that may affect your participation in the Offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Cash Bonus

You will be subject to tax on any Cash Bonus received pursuant to the Offer.

Amendment of Eligible Options

You will likely not be subject to tax at the time you accept the Offer and your Eligible Options are amended. Please note, however, that the result is not completely certain.

Cancellation and Grant of New Options

You will likely not be subject to tax at the time you accept the Offer and your Eligible Options are cancelled and replaced with New Options. Please note, however, that the result is not completely certain.

Exercise of Amended Options/New Options

When you exercise your amended/new options, you will likely be subject to tax at exercise and be required to include the difference between the fair market value of the shares on the date of exercise and the exercise price in your income. You will be subject to tax at your applicable marginal tax rate. You will also be subject to social insurance contributions on the taxable amount.

Sale of Shares

No tax is due provided the shares were not purchased as a business asset.

Withholding and Reporting

Your employer is required to withhold social insurance contributions but not income taxes provided you are subject to ordinary tax assessment.

Other

Due to local restrictions, you must exercise your Amended and New Options pursuant to a cashless sell-all exercise.

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